Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES THREE-YEAR TAKE-OR-PAY LNG SUPPLY AGREEMENT WITH EXISTING AEROSPACE CUSTOMER

Houston, November 10, 2026 -- Stabilis Solutions, Inc., ("Stabilis" or the "Company") (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions, today announced a three-year take-or-pay LNG supply agreement with an existing commercial aerospace customer in support of its operations at the John C. Stennis Space Center in Hancock County, Mississippi. The take-or-pay commitment covers January 1, 2027 through December 31, 2029. Under the agreement, the customer will purchase its LNG requirements at the site from Stabilis, with a minimum commitment of 230,000 gallons per month and monthly volumes of up to 260,000 gallons. Stabilis expects to supply the customer primarily from its owned liquefaction facility in Port Allen, Louisiana. Stabilis has supplied LNG to the customer at Stennis since 2024.

MANAGEMENT COMMENTARY

“This agreement expands our relationship with an existing commercial aerospace customer and marks continued progress in a market where demand for LNG has grown alongside launch and testing activity,” stated Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer. “Our ability to deliver high-purity LNG and engineer fit-for-purpose solutions around each customer’s technical requirements has made Stabilis a trusted supplier to the aerospace industry. This three-year take-or-pay agreement provides contracted minimum volumes and, together with the behind-the-meter data center contract scheduled to begin in the first quarter of 2027, strengthens our visibility into growth across our key end markets next year.”

ABOUT STABILIS SOLUTIONS

Stabilis Solutions (Nasdaq: SLNG) is a leading provider of clean fueling, production, storage, and last mile delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential”, “outlook” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2026 and our subsequently filed Quarterly Reports on Form 10-Q which are available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

CORPORATE CONTACT

Andrew Puhala

Chief Financial Officer

ir@stabilis-solutions.com